UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851-1091

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On March 1, FactSet Research Systems Inc. (the “Company” or “FactSet”) entered into a resignation, separation of employment and general release agreement with Ernest S. Wong, pursuant to which Mr. Wong will continue to be an employee of the Company until December 30, 2005. During that period he will, pursuant to the agreement, provide advisory and consultative services to the finance department. Under the terms of the agreement, Mr. Wong will receive: (i) a payment of $112,500 on or before March 4, 2005; (ii) periodic payments totaling approximately $134,000 on or before December 30, 2005; and (iii) approximately $5,500 on December 30, 2005. In addition, the agreement provides for a release of claims by Mr. Wong and the Company and other terms and conditions customary for agreements of this nature.

On March 1, an oral agreement between the Company and Mr. Walsh became effective that amended an existing letter agreement with the Company dated September 20, 1999 (the “Letter Agreement”). Under the terms of the amendment, Mr. Walsh’s annual salary will increase to $225,000, his bonus opportunity will range from $250,000 to $300,000 for fiscal year 2005 and he is expected to be the fourth ranked officer of the Company. In addition, Mr. Walsh will be granted options for FactSet common stock with a grant value of approximately $2 million, such grant to be issued at the time of regular option grants for fiscal year 2005, after approval by the Company’s board of directors. The amendment reaffirmed the Letter Agreement, which remains in effect and which is to be superseded by a written agreement only if all other officers of the Company ranked more highly than Mr. Walsh also enter into written employment agreements with the Company. The Letter Agreement grants to Mr. Walsh: (i) a payment equal to his compensation in the prior twelve months if his employment is terminated without cause; and (ii) a payment equal to twice his compensation in the prior twelve months and benefits for 24 months in the event of a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On March 1, 2005, Ernest S. Wong stepped down from his position as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of FactSet. He remains an employee of the Company and will continue to provide advisory and consultative services to the finance department until December 30, 2005, pursuant to an agreement with the Company.

(c) On March 1, 2005, Peter G. Walsh was appointed Chief Financial Officer and Treasurer of FactSet. Since late 2001, Mr. Walsh has been a Vice President and the Regional Manager of the U.S. Southeast Region in the Sales department of the Company. Mr. Walsh joined the company and its finance group in 1996 as Vice President, Planning and Control, and held the position of Vice President, Director of Finance from 1999 to 2001. Prior to joining FactSet, he held several positions at Arthur Andersen & Co. A graduate of Fairfield University with a B.S. degree in Accounting, Mr. Walsh is a CFA charterholder and a CPA licensed in the state of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: March 3, 2005	By:	/s/ PETER G. WALSH
Peter G. Walsh,
Senior Vice President, Chief Financial Officer, and
Treasurer